Exhibit 10.11.3
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                                 EMPLOYMENT AGREEMENT
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     AGREEMENT, made effective the 1st day of August, 1996 (the "Effective
     Date") between American ECO Corporation ("Company"), having its principal office at 11011 Jones Road, Houston, Texas, 77070; and David L. Norris, an individual ("Employee") residing at 145 Santa Louisa, Irvine, California, 92606.

          WHEREAS, Company desires to employ the services of the Employee as a Consultant from August 1, 1996 until August 19, 1996 and then as the President and Chief Executive Officer of EIF Holding, Inc. and Vice President of American ECO Corporation, the parties of this Agreement hereby agree as follows:

     A.   Employment:
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          1.   Throughout the effective term of this agreement, Company shall employ Employee and Employee shall render services to Company and the businesses heretofore and hereafter conducted by Company in the capacity as consultant from August 1, 1996 to August 19, 1996 and then as Vice President of American ECO Corporation and President and Chief Executive Officer of EIF Holding, Inc. Employee shall perform all services, acts or things necessary or advisable to consultant, manage, supervise and conduct the business of Company, subject to the policy set by the Board of Directors. Employee shall have full authority to act on behalf of the Company, except to the extent limited by the Bylaws of the Company. The Company and the Employee agree that no press release or public statement will be made regarding this employment agreement until August 19, 1996, without the consent of both parties.
     2. Throughout the period of his employment hereunder, Employee shall devote his business time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, to the active performance of his duties hereunder, with consideration being given to duties that the Employee may need to perform for his previous employer during the consulting time period of this agreement.

     B.   TERM OF EMPLOYMENT; TERMINATION OF AGREEMENT:
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          1.   Subject to the earlier termination of this Agreement in
     accordance with the terms hereof, the term of this Agreement shall commence, effective as of August 1, 1996 (the "Commencement Date") and the term of this Agreement shall continue through and include December 31, 2000 (the "Termination Date").

          2. Anything contained in Section 1 to the contrary notwithstanding, this Agreement may be terminated at the option of Company for "Cause" (as herein defined), effective upon the giving of written notice of termination to Employee. As herein used, the term for "Cause" shall mean and be limited to:
               (a) Any act committed by Employee against Company, its parent or subsidiaries or divisions constituting: (A) fraud, (B) misappropriation of corporate opportunity, (C) self-dealing, (D) embezzlement of funds, (E) felony conviction for conduct involving moral turpitude or other criminal conduct adversely affecting the operations of Company, or its parent or subsidiaries or divisions, or (F) the continued disregard by Employee of the reasonable directions and policies of the Board of Directors of the Company, provided that such disregard or noncompliance by Employee continues for a period of sixty days after written notice thereof is delivered to the Employee by the Board of Directors of Company; or
               (b) the breach or default by Employee in the performance of any material covenant on the part of Employee to be performed under this Agreement; or
               (c) chronic substance abuse or any other form of addiction which impairs Employee's ability to perform his duties hereunder.

          3. Anything contained in Section 1 to the contrary notwithstanding, this Agreement may be terminated by Company (i) upon the death of Employee, or (ii) on thirty (30) days' prior written notice to Employee, in the event that Employee shall be physically or mentally disabled or impaired so as to prevent him from continuing the normal and proper performance of his duties and responsibilities hereunder for a period of three (3) consecutive months.
               The initial determination as to whether Employee is disabled or impaired shall be made by the physician regularly treating the condition causing the disability. Company shall have the right to require Employee to be examined by a physician duly licensed to practice medicine and surgery in the State of Texas to determine such physician's opinion as to Employee's disability. If such physician's opinion differs from that of the physician treating Employee, or a physician thereafter retained by Employee, they shall forthwith select a third physician so licensed whose opinion, after examination and review of available information, shall be conclusive and binding upon all parties, thereto. All costs of the physician retained by Company shall be paid by Company. If a third physician is required, then the costs of that physician shall be paid by Company.

          4. Upon any termination of this Agreement by Company as a result of Employee's death or permanent disability pursuant to Section 3, Company shall be liable for, and shall pay or shall cause to be paid to Employee or his personal representative, as the case may be, Employee's Base Salary for an additional twenty-four (24) month period from the date of termination less (in the case of permanent disability), any health and disability insurance payments made to or on behalf of Employee during such twenty-four
     (24) month period.

          5. Upon any termination of this Agreement by Company for Cause pursuant to Section 2 above, neither Company nor any shareholder, subsidiary or division thereof shall be liable for or shall pay or cause to be paid to Employee any further remuneration, compensation or other benefit hereunder.
          6.   If Company terminates Employee for any result other than as
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     provided: (a) in Section 2, (b) in Section 3, or (c) as a result of
     Employee's voluntary resignation of employment (not constituting a constructive discharge), Company shall be obligated to pay or shall cause to be paid to Employee the Base Salary, as and when the same would have otherwise become due and payable hereunder until the earlier to occur of
     (i) twenty-four (24) months after the date of termination; (ii) the date that Employee obtains full time reemployment, unless such reemployment is at a rate of compensation that is less than 80% of the Base Salary, in which event Company shall pay to Employee the difference between the Base Salary and the new compensation, until the earlier of the dates described in clauses (i) and (iii) hereof; or (iii) the Termination Date.

          7. Notwithstanding any termination of this Agreement, whether with cause or without cause the provisions of Section D, below, shall remain effective and binding on the parties to this Agreement.
          C.   COMPENSATION; EXPENSES; FRINGE BENEFITS.
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          1.   BASE SALARY.  As compensation for his services to be rendered
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     hereunder, Company shall pay or cause to be paid to Employee for the period commencing as of the Commencement Date and ending on the Termination Date, a salary at the rate of Fourteen Thousand Five Hundred Eighty-Four dollars and 00/100 (14,584.00) Dollars per month, payable in accordance with standard company policy.
          2.   EXPENSES.  In addition to the renumeration set forth above,
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     throughout the period of Employee's employment hereunder, Company shall also reimburse, or cause to be reimbursed to Employee, upon presentment by Employee to Company, as applicable, of appropriate receipts and vouchers therefore, for any reasonable business expenses, including air and other travel expenses and customer development expenses, incurred by Employee in connection with the performance of his duties and responsibilities hereunder;

          3.   FRINGE BENEFITS.  Company shall also make available, or cause to
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     be made available, to Employee, throughout the period of his employment hereunder, such benefits, including any disability, hospitalization, medical benefit plan, pension plan or other benefits or policy, as are put into effect by Company for its other executive employees.

          4.   AUTOMOBILE ALLOWANCE.  In addition to the compensation set forth
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     above, Employee shall be provided a car or paid a car allowance of Seven
     Hundred and no/100 ($700.00) Dollars per month. This amount shall be paid on the first day of each month, and the company shall also reimburse Employee for all actual expenses associated with operating and maintaining Employee's vehicle. Employee shall submit receipts or other evidence of such expenditures, and Company shall pay these amounts to Employee within thirty (30) days of receipt of the invoices.

          5.   STOCK OPTION GRANTS.  In addition to the compensation set forth
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     above, Company shall issue to Employee an option to purchase Twenty Five
     Thousand (25,000) shares of the common stock of the Company per annum based on performance which will be both financial and goal oriented and Three Hundred Thousand (300,000) share options of EIF Holding, Inc. upon employment and approval by The Board of Directors. The stock option grants detailed above are pursuant to the currently effective Employee Stock Option Plan, as approved by the Toronto Stock Exchange. Employee's vesting rights and other rights and privileges with respect to this stock option shall be governed by the terms and provisions of said stock option plan, a
     copy of which has been delivered to Employee for his review.   The stock
     option set forth herein is not assignable by Employee.

          6.   ANNUAL BONUS.  In addition to the compensation set forth above,
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     Employee shall be entitled to participate in an annual bonus pool equal to five percent (5%) of the net profits of Company, payable within (90) days of closing of the Company's fiscal year, and will also be considered for the annual bonus program of EIF Holding, Inc. Term "Net Profit" shall mean the consolidated taxable income of Company for the fiscal year of the Company, determined in accordance with generally accepted accounting principles, by the certified public accountants retained by Company to perform its annual audit. The distribution of the annual bonus pool shall be at the discretion of the President and Chief Executive Officer of American ECO Corporation for the Company.

          7.   VACATION, HOLIDAY, AND SICK LEAVE.  Employee shall be entitled to
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     annual vacations, holidays and sick leave in accordance with the policies and procedures established and in effect from time to time for the Company's Employees but not less than three (3) weeks paid vacation per annum.

          D.   CONFIDENTIALITY INFORMATION; PERSONAL RELATIONSHIPS.  Employee
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     agrees that for so long as he is employed by Company (the "Restrictive period"), he shall keep secret and retain in strictest confidence all confidential matters of the Company, its clients and suppliers, and the "know-how", trade secrets, confidential client lists, details of client, subcontractor or consultant contracts, pricing policies, operational methods, marketing plans or strategies, project development, acquisition or bidding techniques or plans, business acquisition plans, new personnel acquisition plans, technical processes, inventions and research projects of Company learned by Employee and directly or indirectly resulting from his employment by Company, unless (i) such information is generally available to the public without restriction, (ii) Employee obtains confidentiality agreements with respect to such confidential information, (iii) such information is provided to a customer or supplier of the Company in the ordinary course of businesses, (iv) such disclosure is approved by the President or the Board of Directors of Company, or (v) Employee is under compulsion of either a court order or a governmental agency's or authority's inquiry, order or request to so disclose such information.

          2.   PROPERTY OF COMPANY.
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               (a)  Except as otherwise provided herein all lists, records and other non-personal documents of paper (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of Employee, or made available to Employee relating to Company are and shall be the property of Company, shall be delivered to Company on the date of termination of this Agreement.
               (b) All inventions, including any procedures, formulas, methods, processes, uses, apparatuses, patterns, designs, drawings, devises or configurations of any kind, any and all improvements to them which are developed, discovered, made or produced, trade secrets, or information used by Company shall be the exclusive property of Company, and shall be delivered to Company as applicable, on the earlier of the expiration or the termination of this Agreement.
               (c) All Company names, logos, trade marks, copy rights, slogans, insignias and the like shall be the exclusive property of Company, and Employee shall not be entitled to use, divert, imitate, duplicate or otherwise deal with said property or property rights, without prior written consent of Company; provided, however, that Employee and Company agree that
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     in the event the Company at any time during the term of this Employment
     Agreement adopts or utilizes the name of Employee in its advertising or promotional materials, that Employee shall have the right at any time during or after the termination of this Employment Agreement to require Company to cease using Employee's name or likeness in connection with any such advertising or marketing materials promoting the Company or its products.

          3.   EMPLOYEE OF COMPANY.  Upon termination of this contract by either
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     party for any reason, with or without cause, Employee shall not, directly or indirectly, during the course of his employment or for a period of twenty-four (24) months after such termination, solicit any employee of Company, or encourage any such employee to leave such employment without the prior written approval of Company as applicable.

          E.   DEFAULT.  In the event that either party hereto shall breach any
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     of the terms of this Agreement, Company shall be reimbursed by such defaulting party for all costs and expenses, including reasonable attorney's fees, incurred by the non defaulting party in enforcing the terms of this Agreement and/or recovering damages as a result of any such breach.

          F.   BINDING EFFECT.  This contract is a personal services agreement
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     between  Company and Employee.  Accordingly, Employee is not authorized to voluntarily or involuntarily transfer or assign any of his contractual rights contained herein, and any such attempted voluntary or involuntary transfer or assignment of this agreement. Except for this restriction upon sign ability, all of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of Employee and Company and any successor-in-interest to any of them.

          G.   NOTICES.  Except as herein provided, any notice, request, demand
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     or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when mailed by certified mail, return receipt requested, addressed to the party at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice.
               If to the Company at the address first above written with copies to:
                               American Eco Corporation
                  Attention:  Michael E. McGinnis, President and CEO
                                   11011 Jones Road
                                Houston, Texas  77070
     or to any other address as shall be designated from time to time by
     Company.
          H.   INDEMNIFICATION.  The Company shall indemnify, hold harmless and
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     protect Employee, his heirs, executors, administrators and legal representatives, from and against all or any portion of any expenses, including reasonable attorney's fees incurred by Employee, actually and necessarily incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been an officer and representative of Company, whether or not he continues to be an officer or representative of the Company at the time such claim is prosecuted against Employee, such expenses to include the cost of reasonable settlements and the satisfaction of final, non-appealable judgments against Employee, in connection with the matters covered hereby. However, Company shall not indemnify Employee with respect to matters as to which Employee shall be finally adjudged in any such action, suit or proceeding to be guilty of negligence or misconduct in the performance of his duties as an officer of Company or in which Employee is found to be in material breach of this Agreement. The foregoing rights of indemnification shall not be exclusive of any other rights to which Employee may be entitled as a matter of law, by agreement, by approval of the Board of Directors of Company, or otherwise.

          I.   MISCELLANEOUS.
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               1.   Neither this Agreement nor any of the terms or conditions
     hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged herewith.

               2. The captions and paragraph headings used in the Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

               3. This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed and construed under the laws of the Province of Ontario, Canada.

               4. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

               5. ANY DISPUTE INVOLVING THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT SHALL BE RESOLVED BY FINAL AND BINDING ARBITRATION BEFORE ONE OR MORE ARBITRATORS UNLESS MUTUALLY AGREED TO OTHERWISE. THE AWARD OF SUCH ARBITRATOR(S) MAY BE ENFORCED IN ANY COURT OF COMPETENT JURISDICTION IN THE PROVINCE OF ONTARIO.

               6. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit here from absent the express written consent of the party to be charged with such reliance or benefit.

               7. In the event this Agreement is terminated by Company for Cause, in addition to the other rights and remedies that Company shall have in accordance with the terms of this Agreement, Company shall have the right to immediately declare due and payable all loans and advances made or guaranteed by Company or its shareholders to Employee, at which time Employee shall be required to repay in full said loans and advances, including all accrued interest thereon, in accordance with the terms and provisions of the loan documents evidencing said loan and/or advances. The Company shall have the right to offset and credit against the accrued interest and unpaid principal balance of such loans, all accrued and unpaid salary, commissions and/or profit sharing distributions accrued by unpaid to Employee prior to the date of termination.
               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.


                                        COMPANY:



     ATTEST:                            AMERICAN ECO CORPORATION



      /s/ Valerie Williams              By:  /s/ Michael E. McGinnis
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                                             Its:  President
                                                  --------------------



                                        EMPLOYEE:



                                         /s/ David L. Norris
                                        ------------------------------
                                        DAVID L. NORRIS